Exhibit 99.1

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Sets Managed Cases Record for Full-Year, Fourth Quarter and Month of December 2021

DENVER, January 27, 2022 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM; TSXV: IOM), a provider of intraoperative neuromonitoring services (“IONM”), announced an annual, quarterly and monthly record for managed cases in the full-year period, the fourth quarter and the month of December 2021.

John A. Farlinger, executive chairman and CEO said, “The Company reported our highest number of managed cases in the full-year period, the fourth quarter and the month of December 2021. In 2021, Assure performed approximately 17,400 managed cases, exceeding our full-year forecast. This total included more than 5,000 managed cases in the fourth quarter of 2021 and over 1,900 in the month of December. Comparatively, in 2020, we performed over 9,900 managed cases during the full year, including more than 3,000 in the fourth quarter and nearly 1,100 in December 2020.”

Farlinger continued, “Although we continue to experience a limited impact on our managed case volume as a result of COVID-19 and acknowledge that the pandemic has slowed our expansion efforts in certain markets, Assure is pleased to have grown its total managed cases by more than 75% in 2021.”

Farlinger concluded, “Looking forward, we continue to expect to grow our managed case volume to more than 25,000 managed cases in 2022 despite the lingering impact of COVID-19, representing a potential increase of more than 40%.”

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned the Joint Commission’s Gold Seal of Approval®. For more information, visit the company’s website at www.assureneuromonitoring.com.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to comments with respect to: growing the Company’s managed case volume in 2022 and expected managed case volume from other sources including potential M&A activity and new business wins. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the Company may not grow its managed case volume to more than 25,000 managed cases in 2022; the Company may not generate managed case volume from potential M&A activity or new business associated with its agreement with Premier Inc.; the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and business, including but not limited to managed case volumes, and economic activity in general; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 30, 2021, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Key Performance Metrics

This announcement contains the key performance metric, managed cases, that management of the Company utilizes to determine operational performance from period to period. A managed case is all technical cases Assure performs and any cases where the professional bill is from a 100% owned Assure entity and excludes cases when a global bill is presented and we calculate it based on bills presented during the relevant measurement period. Management believes that managed cases is an important measure of the Company’s operational performance because it is a consistent measurement to evaluate patient revenue streams.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com